Exhibit 99.1

For Immediate Release

Contact: Bryan Brokmeier, CFA, Senior Director, Investor Relations, 508-482-3448

Waters Corporation (NYSE: WAT) Reports Second Quarter 2020 Financial Results

•	Sales of $520 million declined 13% as reported and 12% in constant currency

•	GAAP EPS of $1.98; non-GAAP EPS of $2.10, a 2% decrease from prior year

•	Cost savings plan of $100 million on track for the year

•	Strong free cash flow of $175 million for the quarter

•	Share repurchases to remain suspended during the third quarter

Milford, Mass., July 28, 2020—Waters Corporation (NYSE: WAT) today announced second quarter 2020 sales of $520 million, a 13% decrease as reported, compared to sales of $599 million for the second quarter of 2019. Foreign currency translation negatively impacted sales growth by approximately 1% for the quarter. The Company’s results were impacted by lower demand across all major geographies due to the COVID-19 pandemic.

On a GAAP basis, diluted earnings per share (EPS) for the second quarter of 2020 decreased to $1.98, compared to $2.08 for the second quarter of 2019. On a non-GAAP basis, EPS decreased to $2.10, compared to $2.14 in the second quarter of 2019. A description and reconciliation of GAAP to non-GAAP results appear in the tables below and can be found on the Company’s website at http://www.waters.com under the caption “Investors.”

On a GAAP basis, net cash provided by operating activities was $199 million for the second quarter of 2020, compared to $127 million for the second quarter of 2019. On a non-GAAP basis, adjusted free cash flow for the second quarter of 2020 was $175 million versus $136 million for the second quarter of 2019.

For the first half of 2020, the Company’s sales were $985 million, a decrease of 12% as reported, compared to sales of $1,113 million for the first half of 2019. Foreign currency translation negatively impacted sales growth by approximately 1% for the first half of 2020.

On a GAAP basis, EPS for the first half of 2020 decreased to $2.83, compared to $3.57 for the first half of 2019. On a non-GAAP basis, EPS decreased to $3.25, compared to $3.73 in the first half of 2019.

On a GAAP basis, net cash provided by operating activities was $350 million for the first half of 2020, compared to $303 million for the first half of 2019. On a non-GAAP basis, adjusted free cash flow for the first half of 2020 was $296 million versus $294 million for the first half of 2019.

“As anticipated, our second quarter revenue declined due to the ongoing impacts of the COVID-19 pandemic. However, our results reflected modestly better-than-anticipated market conditions and strong execution by our global sales, service and operations teams,” commented Chris O’Connell, President and Chief Executive Officer of Waters Corporation. “This revenue performance, combined with the benefits of our cost containment initiatives, drove solid margin and earnings results during the quarter. While risks and uncertainties remain in our operating environment, we are well-positioned to leverage our strong new product pipeline and are investing to take advantage of growth opportunities as demand normalizes.”

Unless otherwise noted, sales growth and decline percentages are presented on an as-reported basis and are the same as the sales growth and decline percentages presented on a constant-currency basis as compared with the same period in the prior year, each of which is detailed in the reconciliation of sales growth rates to constant-currency growth rates in the tables below.

During the second quarter of 2020, sales into the pharmaceutical market declined 11% as reported and 10% in constant currency, sales into the industrial market declined 14% as reported and 13% in constant currency and sales into the academic and governmental markets declined 22% as reported and 21% in constant currency. For the first half of 2020, sales into the pharmaceutical market declined 9% as reported and 8% in constant currency, sales into the industrial market declined 11% as reported and 10% in constant currency and sales into the academic and governmental markets declined 23% as reported and 22% in constant currency.

During the second quarter, recurring revenues, which represent the combination of service and precision chemistries revenues, declined 4% as reported and 3% in constant currency, while instrument system sales declined 23% as reported and in constant currency. For the first half of 2020, recurring revenues declined 3% as reported and 2% in constant currency, while instrument system sales declined 22% as reported and 21% in constant currency.

Geographically, sales in Asia during the quarter declined 13% as reported and 12% in constant currency, sales in the Americas declined 15% (with U.S. sales declining 14%) and sales in Europe declined 11% as reported and 9% in constant currency. For the first half of 2020, sales in Asia declined 16% as reported and 15% in constant currency, sales in the Americas declined 11% (with U.S. sales declining 9%) and sales in Europe declined 5% as reported and 3% in constant currency.

Conference Call

Waters Corporation will webcast its second quarter 2020 financial results conference call today, July 28, 2020 at 8:00 a.m. Eastern Time. To listen to the call, please visit www.waters.com, choose “Investors” and click on the “Live Webcast.” A replay will be available through August 4, 2020 at midnight Eastern Time on the same website by webcast and also by phone at 800-395-6236.

About Waters Corporation

Waters Corporation (NYSE: WAT), the world’s leading specialty measurement company, has pioneered chromatography, mass spectrometry and thermal analysis innovations serving the life, materials and food sciences for more than 60 years. With more than 7,000 employees worldwide, Waters operates directly in 35 countries, including 15 manufacturing facilities, and with products available in more than 100 countries. For more information, visit www.waters.com.

Non-GAAP Financial Measures

This press release contains financial measures, such as constant-currency growth rate, adjusted operating income, adjusted net income, adjusted earnings per diluted share and free cash flow, among others, which are considered “non-GAAP” financial measures under applicable U.S. Securities and Exchange Commission rules and regulations. These non-GAAP financial measures should be considered supplemental to, and not a substitute for, financial information prepared in accordance with U.S. generally accepted accounting principles (GAAP). The Company’s definitions of these non-GAAP measures may differ from similarly titled measures used by others. The non-GAAP financial measures used in this press release adjust for specified items that can be highly variable or difficult to predict. The Company generally uses these non-GAAP financial measures to facilitate management’s financial and operational decision-making, including evaluation of Waters Corporation’s historical operating results, comparison to competitors’ operating results and determination of management incentive compensation. These non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with GAAP results and the reconciliations to corresponding GAAP financial measures, may provide a more complete understanding of factors and trends affecting Waters Corporation’s business. Because non-GAAP financial measures exclude the effect of items that will increase or decrease the Company’s reported results of operations, management strongly encourages investors to review the Company’s consolidated financial statements and publicly filed reports in their entirety. Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the tables accompanying this release.

Cautionary Statement

This release contains “forward-looking” statements regarding future results and events. For this purpose, any statements that are not statements of historical fact may be deemed forward-looking statements. Without limiting the foregoing, the words “feels”, “believes”, “anticipates”, “plans”, “expects”, “intends”, “suggests”, “appears”, “estimates”, “projects” and similar expressions, whether in the negative or affirmative, are intended to identify forward-looking statements. The Company’s actual future results may differ significantly from the results discussed in the forward-looking statements within this release for a variety of reasons, including and without limitation, risks related to the effects of the COVID-19 pandemic on our business, financial condition, results of operations and prospects, including: portions of our global workforce being unable to work fully and/or effectively due to working remotely, illness, quarantines, government actions, facility closures or other reasons related to the pandemic, increased risks of cyber attacks resulting from our temporary remote working model, disruptions in our manufacturing capabilities or to our supply chain, volatility and uncertainty in global capital markets limiting our ability to access capital, customers being unable to make timely payments for purchases and volatility in demand for our products; foreign exchange rate fluctuations potentially affecting translation of the Company’s future non-U.S. operating results; the impact on demand for the Company’s products among the Company’s various market sectors or geographies from economic, sovereign and political uncertainties, particularly regarding the effect of new or proposed tariff or trade regulations or changes in the interpretation or enforcement of existing regulations; the effect on the Company’s financial results from the United Kingdom exiting the European Union; fluctuations in expenditures by the Company’s customers, in particular large pharmaceutical companies; introduction of competing products by other companies and loss of market share; pressures on prices from competitors and/or customers; regulatory, economic and competitive obstacles to new product introductions; other changes in demand for the Company’s products from the effect of mergers and acquisitions by the Company’s customers; increased regulatory burdens as the Company’s business evolves, especially with respect to the U.S. Food and Drug Administration and U.S. Environmental Protection Agency, among others; shifts in taxable income in jurisdictions with different effective tax rates; the outcome of tax examinations or changes in respective country legislation affecting the Company’s effective tax rate; the effect of the adoption of new accounting standards; the ability to access capital, maintain liquidity and service the Company’s debt in volatile market conditions, particularly in the U.S., as a large portion of the Company’s cash is held and operating cash flows are generated outside the U.S.; environmental and logistical obstacles affecting the distribution of products and risks associated with lawsuits and other legal actions, particularly involving claims for infringement of patents and other intellectual property rights. Such factors and others are discussed more fully in the sections entitled “Forward-Looking Statements” and “Risk Factors” of the Company’s annual report on Form 10-K for the year ended December 31, 2019, as well as in the sections entitled “Special Note Regarding Forward-Looking Statements” and “Risk Factors” of the Company’s quarterly report on Form 10-Q for the quarterly period ended June 27, 2020, each as filed with the Securities and Exchange Commission (“SEC”), which discussions are incorporated by reference in this release, as updated by the Company’s future filings with the SEC. The forward-looking statements included in this release represent the Company’s estimates or views as of the date of this release and should not be relied upon as representing the Company’s estimates or views as of any date subsequent to the date of this release. Except as required by law, the Company does not assume any obligation to update any forward-looking statements.

Waters Corporation and Subsidiaries
Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 27, 2020	June 29, 2019	June 27, 2020	June 29, 2019
Net sales	$519,984	$599,162	$984,923	$1,113,024
Costs and operating expenses:
Cost of sales	213,134	249,546	423,778	470,577
Selling and administrative expenses	117,449	133,208	265,184	267,547
Research and development expenses	31,155	36,490	66,144	71,550
Purchased intangibles amortization	2,618	2,264	5,243	4,545
Litigation provision	514	—	1,180	—
Operating income	155,114	177,654	223,394	298,805
Other expense	(736)	(342)	(1,110)	(867)
Interest expense, net	(9,015)	(5,577)	(19,058)	(8,825)
Income from operations before income taxes	145,363	171,735	203,226	289,113
Provision for income taxes(1)	22,434	27,325	26,735	35,717
Net income	$122,929	$144,410	$176,491	$253,396
Net income per basic common share	$1.98	$2.09	$2.84	$3.60
Weighted-average number of basic common shares	61,944	68,989	62,085	70,331
Net income per diluted common share	$1.98	$2.08	$2.83	$3.57
Weighted-average number of diluted common shares and equivalents	62,184	69,494	62,404	70,904

(1)

The provision for income taxes for the six months ended June 29, 2019 included a $3 million benefit related to the tax on the change in foreign currency exchange rates on the earnings taxed in December 31, 2017 under the Tax Cuts and Jobs Act and the subsequent finalization of the tax regulations during the first quarter of 2019. The difference is due to the change from the foreign currency exchange rates required by the U.S. Department of the Treasury on December 31, 2017 to the foreign currency exchange rates on either the date of distribution of assets into the U.S. or the foreign currency exchange rates as of June 29, 2019.

Waters Corporation and Subsidiaries
Reconciliation of GAAP to Adjusted Non-GAAP
Net Sales by Operating Segment, Products & Services, Geography and Markets
Three Months Ended June 27, 2020 and June 29, 2019
(In thousands)

	Three Months Ended		Percent Change	Current Period Currency Impact	Constant Currency Growth Rate (a)
	June 27, 2020	June 29, 2019
NET SALES - OPERATING SEGMENT
Waters	$465,709	$531,117	(12%)	$(4,216)	(12%)
TA	54,275	68,045	(20%)	(292)	(20%)

Total	$519,984	$599,162	(13%)	$(4,508)	(12%)

NET SALES - PRODUCTS & SERVICES
Instruments	$219,815	$286,973	(23%)	$(728)	(23%)
Service	205,064	211,897	(3%)	(3,099)	(2%)
Chemistry	95,105	100,292	(5%)	(681)	(4%)

Total Recurring	300,169	312,189	(4%)	(3,780)	(3%)

Total	$519,984	$599,162	(13%)	$(4,508)	(12%)

NET SALES - GEOGRAPHY
Asia	$208,209	$238,835	(13%)	$(1,570)	(12%)
Americas	174,782	206,775	(15%)	(94)	(15%)
Europe	136,993	153,552	(11%)	(2,844)	(9%)

Total	$519,984	$599,162	(13%)	$(4,508)	(12%)

NET SALES - MARKETS
Pharmaceutical	$311,018	$350,145	(11%)	$(3,684)	(10%)
Industrial	152,110	176,109	(14%)	(314)	(13%)
Academic & Governmental	56,856	72,908	(22%)	(510)	(21%)

Total	$519,984	$599,162	(13%)	$(4,508)	(12%)

NET SALES - EXCLUDING CHINA
Total Net Sales	$519,984	$599,162	(13%)	$(4,508)	(12%)
China Net Sales	89,816	112,796	(20%)	(963)	(20%)

Total Net Sales Excluding China	$430,168	$486,366	(12%)	$(3,545)	(11%)

(a)

The Company believes that referring to comparable constant-currency growth rates is a useful way to evaluate the underlying performance of Waters Corporation’s net sales. Constant-currency growth rate, a non-GAAP financial measure, measures the change in net sales between current and prior year periods, ignoring the impact of foreign currency exchange rates during the current period. See description of non-GAAP financial measures contained in this release.

Waters Corporation and Subsidiaries
Reconciliation of GAAP to Adjusted Non-GAAP
Net Sales by Operating Segment, Products & Services, Geography and Markets
Six Months Ended June 27, 2020 and June 29, 2019
(In thousands)

	Six Months Ended		Percent Change	Current Period Currency Impact	Constant Currency Growth Rate (a)
	June 27, 2020	June 29, 2019
NET SALES - OPERATING SEGMENT
Waters	$879,920	$991,031	(11%)	$(9,760)	(10%)
TA	105,003	121,993	(14%)	(1,145)	(13%)

Total	$984,923	$1,113,024	(12%)	$(10,905)	(11%)

NET SALES - PRODUCTS & SERVICES
Instruments	$396,753	$508,223	(22%)	$(3,879)	(21%)
Service	395,820	405,256	(2%)	(5,146)	(1%)
Chemistry	192,350	199,545	(4%)	(1,880)	(3%)

Total Recurring	588,170	604,801	(3%)	(7,026)	(2%)

Total	$984,923	$1,113,024	(12%)	$(10,905)	(11%)

NET SALES - GEOGRAPHY
Asia	$367,289	$439,347	(16%)	$(4,547)	(15%)
Americas	346,958	388,643	(11%)	71	(11%)
Europe	270,676	285,034	(5%)	(6,429)	(3%)

Total	$984,923	$1,113,024	(12%)	$(10,905)	(11%)

NET SALES - MARKETS
Pharmaceutical	$583,581	$644,657	(9%)	$(7,474)	(8%)
Industrial	295,464	331,327	(11%)	(1,935)	(10%)
Academic & Governmental	105,878	137,040	(23%)	(1,496)	(22%)

Total	$984,923	$1,113,024	(12%)	$(10,905)	(11%)

NET SALES - EXCLUDING CHINA
Total Net Sales	$984,923	$1,113,024	(12%)	$(10,905)	(11%)
China Net Sales	137,047	202,887	(32%)	(2,848)	(31%)

Total Net Sales Excluding China	$847,876	$910,137	(7%)	$(8,057)	(6%)

(a)

The Company believes that referring to comparable constant-currency growth rates is a useful way to evaluate the underlying performance of Waters Corporation’s net sales. Constant-currency growth rate, a non-GAAP financial measure, measures the change in net sales between current and prior year periods, ignoring the impact of foreign currency exchange rates during the current period. See description of non-GAAP financial measures contained in this release.

Waters Corporation and Subsidiaries

Reconciliation of GAAP to Adjusted Non-GAAP Financials

Three & Six Months Ended June 27, 2020 and June 29, 2019

(In thousands, except per share data)

	Selling & Administrative Expenses(a)	Operating Income	Operating Income Percentage	Other Expense	Income from Operations before Income Taxes	Provision for Income Taxes	Net Income	Diluted Earnings per Share
Quarter Ended June 27, 2020
GAAP	$120,581	$155,114	29.8%	$(736)	$145,363	$22,434	$122,929	$1.98
Adjustments:
Purchased intangibles amortization (b)	(2,618)	2,618	0.5%	—	2,618	515	2,103	0.03
Restructuring costs and certain other items (c)	(5,763)	5,763	1.1%	(152)	5,611	1,084	4,527	0.07
Litigation provisions (d)	(514)	514	0.1%	—	514	123	391	0.01
Certain income tax items (e)	—	—	—	—	—	(507)	507	0.01

Adjusted Non-GAAP	$111,686	$164,009	31.5%	$(888)	$154,106	$23,649	$130,457	$2.10

Quarter Ended June 29, 2019
GAAP	$135,472	$177,654	29.7%	$(342)	$171,735	$27,325	$144,410	$2.08
Adjustments:
Purchased intangibles amortization (b)	(2,264)	2,264	0.4%	—	2,264	491	1,773	0.03
Restructuring costs and certain other items (c)	(2,725)	2,725	0.5%	—	2,725	640	2,085	0.03
Certain income tax items (e)	—	—	—	—	—	(634)	634	0.01

Adjusted Non-GAAP	$130,483	$182,643	30.5%	$(342)	$176,724	$27,822	$148,902	$2.14

Six Months Ended June 27, 2020
GAAP	$271,607	$223,394	22.7%	$(1,110)	$203,226	$26,735	$176,491	$2.83
Adjustments:
Purchased intangibles amortization (b)	(5,243)	5,243	0.5%	—	5,243	1,037	4,206	0.07
Restructuring costs and certain other items (c)	(26,283)	26,283	2.7%	(461)	25,822	5,681	20,141	0.32
Litigation provisions (d)	(1,180)	1,180	0.1%	—	1,180	283	897	0.01
Certain income tax items (e)	—	—	—	—	—	(882)	882	0.01

Adjusted Non-GAAP	$238,901	$256,100	26.0%	$(1,571)	$235,471	$32,854	$202,617	$3.25

Six Months Ended June 29, 2019
GAAP	$272,092	$298,805	26.8%	$(867)	$289,113	$35,717	$253,396	$3.57
Adjustments:
Purchased intangibles amortization (b)	(4,545)	4,545	0.4%	—	4,545	985	3,560	0.05
Restructuring costs and certain other items (c)	(12,786)	12,786	1.1%	—	12,786	3,273	9,513	0.13
Tax reform (f)	—	—	—	—	—	3,229	(3,229)	(0.05)
Certain income tax items (e)	—	—	—	—	—	(1,308)	1,308	0.02

Adjusted Non-GAAP	$254,761	$316,136	28.4%	$(867)	$306,444	$41,896	$264,548	$3.73

(a)	Selling & administrative expenses include purchased intangibles amortization and litigation provisions.
(b)

The purchased intangibles amortization, a non-cash expense, was excluded to be consistent with how management evaluates the performance of its core business against historical operating results and the operating results of competitors over periods of time.

(c)

Restructuring costs and certain other items were excluded as the Company believes that the cost to consolidate operations and reduce overhead and certain other income or expense items are not normal and do not represent future ongoing business expenses of a specific function or geographic location of the Company.

(d)	Litigation provisions were excluded as these items are isolated, unpredictable and not expected to recur regularly.
(e)

Certain income tax items were excluded as these non-cash expenses and benefits represent updates in management’s assessment of ongoing examinations or other tax items that are not indicative of the Company’s normal or future income tax expense.

(f)

The provision for income taxes for six months ended June 29, 2019 included a $3 million benefit related to the tax on the change in foreign currency exchange rates on the earnings taxed in December 31, 2017 under the Tax Cuts and Jobs Act and the subsequent finalization of the tax regulations during the first quarter of 2019. The difference is due to the change from the foreign currency exchange rates required by the U.S. Department of the Treasury on December 31, 2017 to the foreign currency exchange rates on either the date of distribution of assets into the U.S. or the foreign currency exchange rates as of June 29, 2019.

Waters Corporation and Subsidiaries Preliminary Condensed Unclassified Consolidated Balance Sheets (In thousands and unaudited)
	June 27, 2020	December 31, 2019
Cash, cash equivalents and investments	$355,756	$337,144
Accounts receivable	496,276	587,734
Inventories	344,009	320,551
Property, plant and equipment, net	459,173	417,342
Intangible assets, net	248,993	240,203
Goodwill	427,492	356,128
Other assets	316,603	297,953
Total assets	$2,648,302	$2,557,055

Notes payable and debt	$1,696,159	$1,681,163
Other liabilities	1,143,885	1,092,173
Total liabilities	2,840,044	2,773,336

Total deficit	(191,742)	(216,281)
Total liabilities and deficit	$2,648,302	$2,557,055

Waters Corporation and Subsidiaries Preliminary Condensed Consolidated Statements of Cash Flows Three and Six Months Ended June 27, 2020 and June 29, 2019 (In thousands and unaudited)
	Three Months Ended		Six Months Ended
	June 27, 2020	June 29, 2019	June 27, 2020	June 29, 2019
Cash flows from operating activities:
Net income	$122,929	$144,410	$176,491	$253,396
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation	8,926	9,314	18,122	19,255
Depreciation and amortization	31,015	28,851	60,203	53,615
Change in operating assets and liabilities, net	35,941	(55,551)	95,630	(23,463)

Net cash provided by operating activities	198,811	127,024	350,446	302,803

Cash flows from investing activities:
Additions to property, plant, equipment and software capitalization	(45,899)	(39,522)	(97,029)	(65,188)
Business acquisitions, net of cash acquired	—	—	(76,664)	—
Investment in unaffiliated companies	(3,350)	(4,750)	(3,350)	(4,750)
Net change in investments	(12,911)	395,296	(15,292)	855,001

Net cash (used in) provided by investing activities	(62,160)	351,024	(192,335)	785,063

Cash flows from financing activities:
Net change in debt	(200,000)	32	14,634	118
Proceeds from stock plans	2,996	2,498	14,739	30,129
Purchases of treasury shares	(71)	(576,530)	(196,297)	(1,329,635)
Other cash flow from financing activities, net	4,791	2,400	7,558	4,654

Net cash used in financing activities	(192,284)	(571,600)	(159,366)	(1,294,734)

Effect of exchange rate changes on cash and cash equivalents	4,608	(3,420)	4,576	(1,414)

(Decrease) increase in cash and cash equivalents	(51,025)	(96,972)	3,321	(208,282)

Cash and cash equivalents at beginning of period	390,061	684,970	335,715	796,280

Cash and cash equivalents at end of period	$339,036	$587,998	$339,036	$587,998

Reconciliation of GAAP Cash Flows from Operating Activities to Free Cash Flow (a)
Net cash provided by operating activities-GAAP	$198,811	$127,024	$350,446	$302,803

Adjustments:
Additions to property, plant, equipment and software capitalization	(45,899)	(39,522)	(97,029)	(65,188)
Tax reform payments	—	29,109	—	29,109
Major facility renovations	22,524	19,779	43,067	27,275

Free Cash Flow - Adjusted Non-GAAP	$175,436	$136,390	$296,484	$293,999

(a)

The Company defines free cash flow as net cash flow from operations accounted for under GAAP less capital expenditures and software capitalizations plus or minus any unusual and non recurring items. Free cash flow is not a GAAP measurement and may not be comparable to free cash flow reported by other companies.